   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1997


                                             REGISTRATION STATEMENT NO. 333-7202
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                          AMENDMENT NO. 3 TO FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                             INTERCORP EXCELLE INC.
          (Name of small business issuer as specified in its charter)
                         ------------------------------

           ONTARIO, CANADA                               N/A                                     2030
   (State or other jurisdiction of             (IRS Employer I.D. No.)               (Primary Standard Industrial
    Incorporation or Organization)                                                     Classification Code No.)

                               1880 ORMONT DRIVE
                                TORONTO, ONTARIO
                                 CANADA M9L 2V4
                                 (416) 744-2124

   (Address and Telephone Number of Registrant's Principal Executive Offices)
                         ------------------------------

                     ARNOLD UNGER, CHIEF EXECUTIVE OFFICER
                             INTERCORP EXCELLE INC.
                               1880 ORMONT DRIVE
                                TORONTO, ONTARIO
                                 CANADA M9L 2V4
                                 (416) 744-2124
           (Name, address and telephone number of agent for service)
                         ------------------------------

                                   COPIES TO:

              JAY M. KAPLOWITZ, ESQ.                               GREGORY SICHENZIA, ESQ.
              ARTHUR S. MARCUS, ESQ.                                SINGER ZAMANSKY, LLP
            GERSTEN, SAVAGE, KAPLOWITZ,                               40 Exchange Place
             FREDERICKS & CURTIN, LLP                                    20th Floor
               101 East 52nd Street                               New York, New York 10005
             New York, New York 10022                                  (212) 809-8550
                  (212) 752-9700

                         ------------------------------

    Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/
                    ----------------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
                    ----------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                             PROPOSED    PROPOSED
                                                                                              MAXIMUM     MAXIMUM
                                                                                             OFFERING    AGGREGATE   AMOUNT OF
                          TITLE OF EACH CLASS OF                             AMOUNT BEING    PRICE PER   OFFERING   REGISTRATION
                       SECURITIES BEING REGISTERED                            REGISTERED    SECURITY(1)  PRICE(1)       FEE
Common Stock, no par value................................................   1,224,750(2)    $ 5.00      $6,123,750  $1,855.68
Redeemable Common Stock Purchase Warrants.................................  1,224,750(3)(4)     .10       122,475      37.11
Common Stock, no par value................................................  1,224,750(3)(4)(5)    6.00   7,348,500   2,226.82
Underwriters' Warrant.....................................................     106,500         .0001        10         0.00
Common Stock, no par value................................................     106,500         8.25       878,625     266.25
Redeemable Common Stock Purchase Warrants.................................    106,500(6)       .165       17,573       5.33
Common Stock, no par value................................................  106,500(6)(7)      6.00       639,000     193.64
Total.....................................................................                                           $4,584.83
Previously paid...........................................................                                           $4,584.83
Total owed................................................................                                           $ 0.00

------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes up to 159,750 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.

(3) Includes up to 159,750 Redeemable Common Stock Purchase Warrants (the "Warrants") issuable upon the exercise of the Underwriters' over-allotment option.

(4) This Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilutive provisions of the Warrants and the Underwriters' Warrant. No additional registration fee is included for these shares.

(5) Represents shares of Common Stock issuable upon exercise of the Warrants offered pursuant to this Registration Statement.

(6) Reserved for issuance upon exercise of the Underwriters' Warrant together with such indeterminate number of Warrants and/or Common Stock as may be issuable pursuant to anti-dilution provisions under the Underwriters' Warrant or the Warrants.

(7) Reserved for issuance upon exercise of the Warrants obtained upon exercise of the Underwriters' Warrant.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     CROSS REFERENCE SHEET SHOWING LOCATION
          IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2

REGISTRATION STATEMENT ITEM AND HEADING                                              PROSPECTUS CAPTION
-----------------------------------------------------------------  ------------------------------------------------------
       1.  Front of Registration Statement and Outside Front
             Cover Page of Prospectus............................  Outside Front Cover Page
       2.  Inside Front and Outside Back Cover Pages of
             Prospectus..........................................  Inside Front and Outside Back Cover Pages
       3.  Summary Information and Risk Factors..................  Prospectus Summary; Risk Factors
       4.  Use of Proceeds.......................................  Use of Proceeds
       5.  Determination of Offering Price.......................  Cover Page; Underwriting
       6.  Dilution..............................................  Dilution
       7.  Selling Security Holders..............................  Principal Stockholders and Selling Securityholders
       8.  Plan of Distribution..................................  Cover Page; Underwriting
       9.  Legal Proceedings.....................................  Business
      10.  Directors, Executive Officers, Promoters and Control
             Persons.............................................  Management
      11.  Security Ownership of Certain Beneficial Owners and
             Management..........................................  Principal Stockholders and Selling Securityholders
      12.  Description of Securities.............................  Description of Securities
      13.  Interest of Named Experts and Counsel.................  Legal Matters; Experts
      14.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities......................  Indemnification for Securities Act Liabilities
      15.  Organization Within Last 5 Years......................  Prospectus Summary; Business
      16.  Description of Business...............................  Prospectus Summary; Business
      17.  Management's Discussion and Analysis or Plan of
             Operations..........................................  Management's Discussion and Analysis of Financial
                                                                     Condition and Results of Operations
      18.  Description of Property...............................  Business
      19.  Certain Relationships and Related Transactions........  Certain Transactions
      20.  Market for Common Equity and Related Stockholder
             Matters.............................................  Description of Securities; Risk Factors
      21.  Executive Compensation................................  Management
      22.  Financial Statements..................................  Financial Statements
      23.  Changes in and Disagreements with Accountants on
             Accounting and Financial Disclosure.................  Not Applicable

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The by-laws of the Company provide that the Company shall indemnify directors and officers of the Company. The pertinent section of Canadian law is set forth below in full. In addition, upon effectiveness of this registration statement, management intends to obtain officers and directors liability insurance.

    See the second and third paragraphs of Item 28 below for information regarding the position of the Securities and Exchange Commission (the "Commission") with respect to the effect of any indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

    Section 136 of the Canadian Business Corporation Act provides as follows:

        (1) INDEMNIFICATION OF DIRECTORS-A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is a party by reason of being or having been a director or officer of such corporation or body corporate, if,

           (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and

           (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she has reasonable grounds for believing that his or her conduct was lawful.

        (2) INDEM.-A corporation may, with the approval of the court, indemnify a person referred to in subsection (1) in respect of an action by or behalf of the corporation or body corporate to procure a judgment n its favor, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in clauses
    (1)(a) and (b).

        (3) IDEM.-Despite anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity;

           (a) was substantially successful on the merits in his or her defense of the action or proceeding; and

           (b) fulfills the conditions set out in clauses (1)(a) and (b).

        (4) LIABILITY INSURANCE-A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person,

           (a) in his or her capacity as a director or officer of the corporation, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the corporation; or

           (b) in his or her capacity as a director or officer of another body corporate where the person acts or acted in that capacity at the corporation's request, except where the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of the body corporate.

        (5) APPLICATION TO COURT-A Corporation or a person referred to in subsection 91) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

        (6) IDEM-Upon application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is a statement of the estimated expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee...........................................................  $ 4,333.94
NASD Filing Fee................................................................    1,897.70
Nasdaq Listing Fees*...........................................................   15,000.00
BSE Listing Fees*..............................................................   10,000.00
Printing Engraving Expenses*...................................................   75,000.00
Legal Fees and Expenses*.......................................................  125,000.00
Accounting Fees and Expenses*..................................................   60,000.00
Blue Sky Fees and Expenses*....................................................   17,500.00
Transfer Agent and Registrar Fees and Expenses*................................    3,500.00
Non-accountable Expense Allowance..............................................  153,195.00
Miscellaneous*.................................................................    9,573.36

      Total....................................................................  $475,000.00

------------------------

*estimate

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

    In the past three years the Company has issued securities to a limited number of persons as described below. Except as indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith.

    In April 1997, the Company issued an aggregate of 2,900,000 shares of its Common stock to Arnold Unger, Renee Unger, Lori Gutmann, Alysee Unger and Karen Unger in exchange for all of the outstanding capital stock of Kalmath Investments Limited and Intercorp Foods Ltd. The issuance was exempt from registration under Section 4(2) of the Act.

    In May 1997, the Company sold to 26 investors an aggregate of $625,000 12% promissory notes, 175,000 shares of Common Stock and 175,000 redeemable common stock purchase warrants. The warrants are exercisable to purchase 175,000 shares of Common Stock at $3.75 per share or are exchangeable for warrants identical to the warrants being offered by the Company in the Offering. The Underwriters placed the securities and received 10% placement agent fees. The sale of securities was exempt from registration pursuant to Rule 506 under Section 4(2) of the Act.

    In May 1997, the Company granted options to purchase an aggregate 200,000 shares of Common Stock under its 1997 Stock Option Plan to five of its officers and directors. The transaction was exempt from registration under Section 4(2) of the Act.

ITEM 27. EXHIBITS


      1.1  Form of Underwriting Agreement(1)
      1.2  Form of Selected Dealers Agreement(1)
      1.3  Form of Agreement Among Underwriters(1)
      3.1  Articles of Incorporation of the Registrant(3)
      3.2  By-laws of Registrant(2)
      4.1  Form of Underwriters' Warrant(1)
      4.2  Form of Warrant Agreement(1)
      4.3  Specimen Common Stock Certificate(3)
      4.4  Specimen Redeemable Common Stock Purchase Warrant Certificate(3)
      5.1  Opinion of Wildeboer Rand Thomson Apps & Dellelce(3)
     10.1  Form of Consulting Agreement with Underwriters(1)
     10.2  1997 Stock Option Plan(2)
     10.3  Lease of Company's Facilities(3)
     10.4  Form of Employment Agreement with Arnold Unger(3)
     10.5  Form of Employment Agreement with Renee Unger(3)
     10.6  Business Development Bank of Canada Note(3)
     10.7  National Bank of Canada Revolving Demand Credit Facility(3)
     21.1  List of Subsidiaries of Registrant(1)
     23.1  Consent of Schwartz Levitsky Feldman, independent auditors(2)
     23.2  Consent of Wildeboer Rand Thomson Apps & Dellelce (incorporated into Exhibit 5.1)
     99.1  Share Exchange Agreement(2)


------------------------

(1) Filed with Amendment No. 1

(2) Filed with Amendment No. 2


(3) Filed with Amendment No. 3


ITEM 28. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned small business issuer hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i)To include any Prospectus required by section 10(a)(3) of the Act; (ii)To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

        (4) For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Act as part of this registration statement as of the time the Commission declared it effective.

        (5) For determining any liability under the Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES


    Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, Canada on September 23, 1997.


INTERCORP EXCELLE INC.

By:          /s/ ARNOLD UNGER
   ----------------------------------------
                Arnold Unger
             CHIEF EXECUTIVE
   OFFICER


    Pursuant to the requirements of the Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    We, the undersigned officers and directors of INTERCORP EXCELLE INC. hereby severally constitute and appoint Arnold Unger, our true and lawful attorney-in-fact and agent with full power of substitution for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                       SIGNATURE                                                TITLE                                DATE
--------------------------------------------------------------------------------------------------------------  ---------------

                   /s/ ARNOLD UNGER                    Co-Chairman, Chief Executive Officer
      -------------------------------------------                                                                September 23,
                     Arnold Unger                                                                                    1997

                    /s/ RENEE UNGER                    Co-Chairman, President
      -------------------------------------------                                                                September 23,
                      Renee Unger                                                                                    1997

                    /s/ FRED BURKE                     Director, Chief Operating Officer, Chief Financial
      -------------------------------------------        Officer/Principal Accounting Officer, Secretary         September 23,
                      Fred Burke                                                                                     1997

                   /s/ LORI GUTMANN                    Director
      -------------------------------------------                                                                September 23,
                     Lori Gutmann                                                                                    1997

                   /s/ ALYSSE UNGER                    Director
      -------------------------------------------                                                                September 23,
                     Alysse Unger                                                                                    1997

                  /s/ JOHN ROTHSCHILD                  Director
      -------------------------------------------                                                                September 19,
                    John Rothschild                                                                                  1997

                   /s/ TAKETO MURATA                   Director
      -------------------------------------------                                                                September 19,
                     Taketo Murata                                                                                   1997


* Executed by Arnold Unger as attorney-in-fact pursuant to the power of attorney executed on July 2, 1997.

                                 EXHIBIT INDEX


      1.1  Form of Underwriting Agreement(1)
      1.2  Form of Selected Dealers Agreement(1)
      1.3  Form of Agreement Among Underwriters(1)
      3.1  Articles of Incorporation of the Registrant(3)
      3.2  By-laws of Registrant(2)
      4.1  Form of Underwriters' Warrant(1)
      4.2  Form of Warrant Agreement(1)
      4.3  Specimen Common Stock Certificate(3)
      4.4  Specimen Redeemable Common Stock Purchase Warrant Certificate(3)
      5.1  Opinion of Wildeboer Rand Thomson Apps & Dellelce(3)
     10.1  Form of Consulting Agreement with Underwriters(1)
10.2.....  1997 Stock Option Plan(2)
     10.3  Lease of Company's Facilities(3)
     10.4  Form of Employment Agreement with Arnold Unger(3)
     10.5  Form of Employment Agreement with Renee Unger(3)
     10.6  Business Development Bank of Canada Note(3)
     10.7  National Bank of Canada Revolving Demand Credit Facility(3)
     21.1  List of Subsidiaries of Registrant(1)
     23.1  Consent of Schwartz Levitsky Feldman, independent auditors(2)
     23.2  Consent of Wildeboer Rand Thomson Apps & Dellelce (incorporated into Exhibit 5.1)
     99.1  Share Exchange Agreement(2)


------------------------

(1) Filed with Amendment No. 1

(2) Filed with Amendment No. 2


(3) Filed with Amendment No. 3